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                                                                    EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




nStor Technologies, Inc.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 20, 1998 (except as to Notes 6 and 14, which are as of April 14, 1998) relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                     BDO Seidman, LLP



Orlando, Florida
May 14, 1998